Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2020 Financial Results, Provides Updated Financial Outlook

and Announces EV Thermal Barrier Contract Award

Major U.S. automotive OEM to incorporate Aspen’s PyroThinTM thermal barriers in its EV battery platform

NORTHBOROUGH, Mass., October 29, 2020 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today announced financial results for the third quarter of 2020, which ended September 30, 2020, provided an updated financial outlook and discussed recent business developments.

Total revenue for the third quarter was $24.2 million compared to $35.4 million in the third quarter last year. Third quarter net loss was $6.8 million compared to a net loss of $2.3 million in the third quarter of 2019. Net loss per share for the third quarter was $0.25 compared to a net loss per share of $0.09 in the third quarter last year.

Adjusted EBITDA for the third quarter was $(3.2) million compared to $1.4 million in the third quarter of 2019. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

EV Contract Award

During the third quarter, a major U.S. automotive OEM awarded Aspen a contract to supply PyroThinTM thermal barriers for use in its battery platform. The battery platform will power the automotive company’s next generation EVs, with production expected to begin in 2021.

Aspen’s PyroThinTM product, an ultra-thin, light-weight, flexible aerogel thermal barrier, is engineered to meet the safety and performance demands of the battery electric vehicle market. The thermal barriers impede the propagation of thermal runaway both at the battery cell and battery pack levels across multiple lithium-ion battery system architectures. Aspen’s technology offers a unique combination of performance attributes that enable EV manufacturers to achieve critical safety goals without sacrificing driving range.

“All automotive brands leading the transition to electric mobility need to address the challenge posed by thermal runaway,” said Don Young, President and CEO of Aspen. “PyroThinTM leverages Aspen’s proven Pyrogel® technology to mitigate the risk of thermal runaway and to drive the safe adoption of electric vehicles. This development represents a potential multi-billion-dollar commercial opportunity for Aspen over the course of this decade.”

Mr. Young continued, “Aspen has delivered over $1.0 billion of thermal and passive fire protection products to demanding industries throughout the world. This award not only establishes our position in the EV megatrend but also reinforces our broader strategy to leverage our patent-protected aerogel technology platform into high value, high growth markets.”

2020 Financial Outlook

Aspen updates its 2020 full year outlook as follows:

•	Total revenue is expected to range between $102.0 million and $106.0 million
•	Net loss is expected to range between $20.6 million and $18.6 million
•	Adjusted EBITDA is expected to range between $(6.0) million and $(4.0) million
•	Net loss per share is expected to range between $0.78 and $0.71

Aspen’s 2020 outlook assumes depreciation and amortization of $10.4 million, stock-based compensation expense of $4.0 million, interest and other expense of $0.2 million, and weighted average shares outstanding of 26.3 million for the full year.

“As expected, our third quarter revenue declined 32% due to the impact of COVID-19 on our energy infrastructure business, most notably in the North American petrochemical and refinery market. Despite our initiatives to reduce compensation, discretionary expenses and bill of material costs, we experienced a decrease in gross profit and Adjusted EBITDA and an increase in net loss versus the third quarter of 2019,” said Don Young, President and CEO of Aspen.

“While risks and uncertainties remain, we currently expect that our fourth quarter revenue and profitability will fall roughly in line with year-to-date trends. Accordingly, we expect to experience a year-over-year decrease in revenue, increase in net loss and a decrease in Adjusted EBITDA during the final quarter of the year,” stated Mr. Young.

Preliminary 2021 Outlook

“Looking forward to 2021, we are projecting that the COVID-19 pandemic will continue to constrain demand for Aspen’s products in the energy infrastructure markets. In this light, we expect our revenue and profitability profile in 2021 will remain roughly in line with our 2020 full year outlook. However, we anticipate that demand will rebound when the pandemic subsides and contractor access restrictions in energy infrastructure facilities are removed,” continued Mr. Young.

“We remain fully committed to implementing our strategy. We intend to increase our investment in research and development, in our electric vehicle programs and in our strategy to leverage our aerogel technology platform in additional important and valuable markets. We are also confident that Aspen’s underlying business fundamentals and operational effectiveness remain strong. We believe we are poised to resume the strong operating performance that characterized 2019 when the impact of the COVID-19 pandemic abates,” said Mr. Young. “In addition, we will take all actions necessary to ensure we have the financial resources required to support our strategic initiatives, to navigate through the current challenging environment and to thrive when business conditions improve.”

Conference Call Notification

A conference call with Aspen management to discuss third quarter 2020 results and recent business developments will be held at 5:00 pm EDT on October 29, 2020. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen’s website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-968-2230 (toll free, U.S. & Canada only) or +1 778-560-2694 (international) and reference conference ID “7839976” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to achieve their own objectives around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s PyroThinTM products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells enabling EV OEMs to extend the driving range and reduce the cost of electric vehicles. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2020 or preliminary 2021 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2020 and preliminary 2021 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross profit, net loss, Adjusted EBITDA and related decreases, improvements, timing, variability or trends; beliefs about the general strength, weakness or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, or other markets and the impact of these trends on Aspen’s business; beliefs about the impact of Aspen’s cost and expense reduction initiatives; beliefs about the strength, effectiveness and fundamentals of Aspen’s business; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s R&D investments; beliefs about the potential to develop new, high-value, high-growth market opportunities from Aspen’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, beliefs about the role of our technology and partnership opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about Aspen’s contract with the major U.S. automotive OEM; beliefs about the potential for the major U.S. automotive OEM to become a significant customer for Aspen’s products; beliefs about revenue, costs, expenses, profitability, investments or cash flow associated with the contract with the major U.S. automotive OEM, beliefs about the performance of PyroThinTM including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThinTM; beliefs about the COVID-19 pandemic and its impact on Aspen’s operating performance; beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, subsea, LNG, U.S., North American, Asian, European, South American, Middle Eastern, building materials, electric vehicle or other market due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; the fact that the major U.S. automotive OEM is not obligated under the contract to make any purchases from Aspen and may terminate the contract at any time, (ii) any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contract with the major U.S. automotive OEM, (iii) any failure of Aspen or PyroThinTM to meet contractual specifications and requirements under the contract with the major U.S. automotive OEM, (iv) Aspen’s inability to create new product, customer or market opportunities, including for PyroThinTM or for new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to mitigate the impact of any significant increase in the cost of raw materials, utilities or other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$11,314	$3,633
Accounts receivable, net	20,072	32,254
Inventories	9,427	8,768
Prepaid expenses and other current assets	1,595	1,114
Total current assets	42,408	45,769
Property, plant and equipment, net	48,099	53,617
Operating lease right-of-use assets	3,702	4,032
Other long-term assets	88	84
Total assets	$94,297	$103,502
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,354	$12,596
Accrued expenses	4,081	8,057
Current portion of long-term debt	367	—
Revolving line of credit	—	3,123
Deferred revenue	2,275	5,620
Operating lease liabilities	1,056	1,038
Total current liabilities	16,133	30,434
Prepayment liability	9,568	9,786
Long-term debt	3,298	—
Operating lease liabilities long-term	3,845	4,292
Other long-term liabilities	566	—
Total liabilities	33,410	44,512
Stockholders’ equity:
Total stockholders’ equity	60,887	58,990
Total liabilities and stockholders’ equity	$94,297	$103,502

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product	$23,939	$35,046	$76,772	$90,739
Research services	256	379	483	2,131
Total revenue	24,195	35,425	77,255	92,870
Cost of revenue:
Product	22,243	27,510	66,403	76,703
Research services	52	173	121	1,193
Gross profit	1,900	7,742	10,731	14,974
Operating expenses:
Research and development	2,088	2,046	6,436	5,842
Sales and marketing	2,755	3,992	9,051	11,012
General and administrative	3,761	3,857	10,682	11,449
Total operating expenses	8,604	9,895	26,169	28,303
Loss from operations	(6,704)	(2,153)	(15,438)	(13,329)
Interest expense, net	(49)	(136)	(182)	(280)
Total interest expense, net	(49)	(136)	(182)	(280)
Net loss	$(6,753)	$(2,289)	$(15,620)	$(13,609)
Net loss per share:
Basic and diluted	$(0.25)	$(0.09)	$(0.60)	$(0.57)
Weighted-average common shares outstanding:
Basic and diluted	26,728,205	24,171,811	26,150,236	24,074,565

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(In thousands)

Product shipments in square feet	6,825	10,360	22,307	27,466

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(In thousands)
Net loss	$(6,753)	$(2,289)	$(15,620)	$(13,609)
Depreciation and amortization	2,545	2,554	7,670	7,651
Stock-based compensation	991	1,011	2,990	2,885
Interest expense, net	49	136	182	280
Adjusted EBITDA	$(3,168)	$1,412	$(4,778)	$(2,793)

For the 2020 full year financial outlook:

	Year Ending
	December 31, 2020
	Low	High
	(In thousands)
Net loss	$(20,600)	$(18,600)
Depreciation and amortization	10,400	10,400
Stock-based compensation	4,000	4,000
Interest expense, net	200	200
Adjusted EBITDA	$(6,000)	$(4,000)